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                                                                     EXHIBIT 5.1

                     Opinion of Counsel to Holly Corporation


                                January 30, 2001


Holly Corporation
100 Crescent Court, Suite 1600
Dallas, Texas  75201-6927

         Re: Registration Statement on Form S-8 for the Holly Corporation 2000 Stock Option Plan

Ladies and Gentlemen:

         I have acted as counsel to Holly Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 750,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share, issuable under the Holly Corporation 2000 Stock Option Plan (the "Option Plan"). The Shares are being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about January 30, 2001 (the "Registration Statement").

         In rendering this opinion, I have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as I considered necessary or appropriate to enable me to express the opinions set forth herein. In all such examinations, I have assumed the authenticity and completeness of all documents submitted to me as originals and the conformity to originals and completeness of all documents submitted to me as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for pursuant to the Option Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ W. John Glancy
                                     W. John Glancy
                                     Senior Vice President and General Counsel